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                                                                    EXHIBIT 99.1

                                     PROXY

                              THE GILLETTE COMPANY
                           PRUDENTIAL TOWER BUILDING
                                BOSTON, MA 02199
        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
          FOR THE SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER 30, 1996

    The undersigned (a) revokes all prior proxies and appoints and authorizes Jill C. Richardson and Robert E. DiCenso and each of them with power of substitution, as the Proxy Committee, to vote the stock of the undersigned at the Special Meeting of the stockholders of The Gillette Company on December 30, 1996, and any adjournment thereof, as specified on the reverse side of this card on proposal 1 and in their discretion on all other matters incident to the conduct of the meeting and, if applicable, (b) directs, as indicated on the reverse, the voting of the shares allocated to the benefit plan account(s) of the undersigned at the Special Meeting of the stockholders and at any adjournment thereof. Plan shares for which no directions are received, and ESOP and GESOP shares which have not been allocated to participant accounts, will be voted on the proposal in proportion to those shares allocated to participant accounts of the same plan for which voting instructions on the proposal have been received. Each trustee is authorized to vote in its judgment or to empower the Proxy Committee to vote in accordance with the Proxy Committee's judgment, on other matters incident to the conduct of the meeting and any adjournment thereof.

     (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE) SEE REVERSE SIDE
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This proxy will be voted and will be voted as specified by the stockholder. If no choice is specified, it will be voted FOR  proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval of the issuance of shares of Gillette common stock, $1.00 par value, pursuant to an Agreement and Plan of Merger, dated as of September 12, 1996 (the "Merger Agreement"), among Gillette, Alaska Acquisition Corp., and Duracell International Inc. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus relating to the Special Meeting.

                [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

                                               PLEASE SIGN NAME EXACTLY AS IT
                                               APPEARS HEREON. WHEN SIGNING AS
                                               ATTORNEY, EXECUTOR, TRUSTEE OR IN
                                               OTHER REPRESENTATIVE CAPACITY,
                                               STATE FULL TITLE. (IMPORTANT --
                                               PLEASE FILL IN DATE)

 Date ..............................           ................................
                                               Signature
 Date ..............................           ................................
                                               Signature